Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Medytox Solutions, Inc. (the “Registrant”) for the quarter ending June 30, 2012, I, Jace Simmons, Chief Financial Officer of the Registrant hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2012

/s/ Jace Simmons

Jace Simmons

(Principal Financial and Accounting Officer)